EXHIBIT 99.1

Filed by Center Financial Corporation

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: First Intercontinental Bank

Commission File No. 000-50050

FINAL TRANSCRIPT

Thomson StreetEventsSM

CLFC - CENTER FINL CORP CALIF Conference Call

Event Date/Time: Sep. 18. 2007 / 5:45PM ET

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FINAL TRANSCRIPT

Sep. 18. 2007 / 5:45PM, CLFC - CENTER FINL CORP CALIF Conference Call

CORPORATE PARTICIPANTS

Angie Yang

Center Financial Corp - IR

J.W. Yoo

Center Financial Corp - CEO

Lonny Robinson

Center Financial Corp - CFO

CONFERENCE CALL PARTICIPANTS

Brett Rabatin

FTN Midwest - Analyst

Julianna Balicka

Keefe, Bruyette & Woods - Analyst

PRESENTATION

Operator

Good day, Ladies and Gentlemen, and welcome to your Center Financial Corp California earnings conference call.

(OPERATOR INSTRUCTIONS)

At this time I would like to turn the conference over to your host Ms. Angie Yang, Investor Relations for Central Financial.

Angie Yang - Center Financial Corp - IR

Thank you, Rob, and good afternoon everyone. Sorry for the delay in starting the call. We certainly appreciate your joining us today for our conference call following the announcement this afternoon of a definitive agreement to acquire First Intercontinental Bank.

Before we begin, please recognize that certain statements that will be made during this call may not be historical facts. They may be deemed therefore to be forward -looking statements under the Private Securities Litigation Reform Act of 1995. Many important factors may cause the company’s actual results to differ materially from those discussed in, or implied by, any such forward-looking statements.

These risks and uncertainties are described in further detail in the company’s filings with the SEC. Center Financial undertakes no obligation to publicly update or revise its forward-looking statements.

This will be a 30 minute call. Chief Executive Officer Jae Whan Yoo will start the call with some brief comments about the definitive agreement to acquire First Intercontinental Bank. Chief Financial Officer, Lonny Robinson, and Jason Kim, Center’s Chief Credit Officer, are also here and will participate in the Q&A session. Now I would like to turn the call over to Jae Whan Yoo. J.W.?

J.W. Yoo - Center Financial Corp - CEO

Thank you, Angie, and thank you everyone for joining us on this call on such a short notice. Only this afternoon Center Financial Corporation and First Intercontinental Bank signed a definitive agreement for Center to acquire First Intercontinental. First Intercontinental Bank is a rapidly growing community bank focused on solving the financial needs of Korean American small

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Sep. 18. 2007 / 5:45PM, CLFC - CENTER FINL CORP CALIF Conference Call

business entrepreneurs. The company is headquartered in Doraville, Georgia, the business center of Atlanta’s Asian community, as well as the entire Southeast region of the U.S.

Organized in 2000, First Intercontinental Bank is the first Korean American bank established in Atlanta metropolitan market and it benefits from strong brand recognition as the leading niche player in the area.

On a compounded annual growth rate basis from 2000 to 2006, First Intercontinental Bank’s total assets rose 33%, loans increased 44% and deposits grew 33%. As of June 30, 2007, First Intercontinental Bank had $232 million in total assets, $151 million in loans and $208 million in deposits.

The bank currently operates four full-service branches, one located in Doraville area, two in Duluth and one in Suwanee, all in areas of a high concentration of Korean owned businesses and restaurants in metro Atlanta city.

This acquisition underpins the beginning of Center Financial’s next phase of growth and a renewed emphasis on selective M&A opportunities to enhance the company’s 21 year history of organic growth. 2007 has been an important time of building and strengthening at the Center Bank marked by a deeper management team, streamlined organization structure and a lifting of our BSA-related memorandum of understanding.

Exemplifying the Board’s absolute confidence in the long-term prospects of Center Bank and the strong commitment to its shareholders, the company increased its quarterly cash dividend by 25% and initiated a $10 million stock buyback program. While this pending transaction has prevented us from taking an active role in the buyback recently, we do plan to get back in the market as soon as possible.

We are now cautiously beginning our next phase of growth with branch expansion in existing markets in Southern California, Chicago and Seattle, as previously announced. And, as we have mentioned before we are also looking at strategic alternatives to enter new geographic markets to enhance the long-term value of the organization for the benefit of our customers, employees and the shareholders. The combination will make Center Financial one of the largest financial institutions focused on the Korean American community with $2.15 billion in total assets as of June 30, 2007.

Interestingly, the acquisition will be the second largest M&A transaction in the Korean American space following the Pacific Union Bank acquisition by Hanmi Bank which was also led by me as you may recall. This pending acquisition establishes an excellent platform from which Center Bank can expand into the Southeast and East Coast to build an even stronger franchise to serve the financial needs of the Korean American small business entrepreneurs.

Combining Center’s deep management bench, First Intercontinental market leadership position in Atlanta significantly enhances the banks and thereby our Center Bank’s opportunity to grow in a geographic market that is the major center of commerce in Southeast and [importantly] one of the nation’s fastest growing metropolitan areas.

With that, let’s open up the call to take your questions. Operator, would you please explain the technical elements for the Q&A session?

QUESTIONS AND ANSWERS

Operator

Thank you, sir.

(OPERATOR INSTRUCTIONS)

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FINAL TRANSCRIPT

Sep. 18. 2007 / 5:45PM, CLFC - CENTER FINL CORP CALIF Conference Call

Operator

Sir, I have your first question today coming to you from Brett Rabatin from FTN Midwest.

Brett Rabatin - FTN Midwest - Analyst

Good afternoon. First question is, I wanted to discuss the assumptions you mentioned in the press release you think it will be neutral to accretive — neutral in ‘08 and accretive in ‘09. I’m just going to look at the pricing and the financial parameters of First Intercontinental Bank. Can you walk us through expense saving assumptions, core deposits, intangible CDI, what your assumptions are for various components of the deal.

Lonny Robinson - Center Financial Corp - CFO

Okay, Brett, basically when we looked at the transaction, we had looked at their recent growth over the last couple of years and sort of looked at — in a range of 30% to 40% growth over future periods. From that standpoint of the transaction, we identified about $3 million in core deposit intangible. From that standpoint, we believe with the introduction of our products and services into that marketplace, which First Intercontinental could use to their advantage, we think that the growth factors that they have done historical in pretty much maintaining a slightly faster growth pace than what they have done that we feel that we can basically meet those numbers, as far as being basically neutral to earnings and accretive in 2009. Neutral to earnings in 2008, accretive to earnings in 2009 forward.

Brett Rabatin - FTN Midwest - Analyst

But looking at their expense efficiency ratio which was 60% last year, you guys aren’t thinking about we can trim off X dollars there and then sort of their run rate looks like it might be $2.5 million next year, assuming sort of the margin holds up and the balance continues to grow. Any thoughts on those kinds of numbers?

Lonny Robinson - Center Financial Corp - CFO

Yes, we did look at some cost savings in the transaction. Granted it is a out of market transaction so you don’t get always the efficiency of overlapping markets from that standpoint but we have identified approximately probably $2 million on an annualized basis of cost saves moving forward in this transaction.

Brett Rabatin - FTN Midwest - Analyst

Okay. I’ll come back to the growth question later. From a credit perspective, Atlanta is not a market that has been very hot here of recent, so looking at their loan portfolio, and I know they don’t have very much in the way of NPAs but their 30 to 89 past due numbers have moved up a little bit for Q1 and Q2, I think they are $4.6 million at the end of the second quarter. Can you talk about how much diligence you have done on the loan portfolio and any confidence you might have or any color on credit.

Lonny Robinson - Center Financial Corp - CFO

Well, we did a — actually we brought our own team in to do our own loan review of their portfolio and obviously we looked at a fairly high percentage of their portfolio and analyzed it, compared to the underwriting standards that they have plus how we basically underwrite credits in our market as well. So, from that standpoint, we feel that we’re fairly confident that we have identified any type of issues that may have been out there from that standpoint, and we feel very comfortable with the loan portfolio at this time.

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Sep. 18. 2007 / 5:45PM, CLFC - CENTER FINL CORP CALIF Conference Call

Brett Rabatin - FTN Midwest - Analyst

Okay, maybe we can follow up offline on credit. And, then just lastly, J.W., it sounds like given your earlier comments that additional deals would not be out of the realm and you might be looking to expand in other markets with acquisitions in the next 6 to 12 months. Is that a fair assessment?

J.W. Yoo - Center Financial Corp - CEO

Yes, Brett, we are always looking for some opportunity which is maximizing our shareholder benefit. But definitely we would like to expand to some other areas nearby Georgia Atlanta area and also in the Southern California. But regarding that second round of some other transactions, we are discussing with our board, but again as I mentioned, if there is a good chance arising for the benefit of our shareholders we are always want to take that kind of chance.

Brett Rabatin - FTN Midwest - Analyst

Okay. Thank you very much.

Operator

Thank you, sir. We are going to go to Manuel Ramirez from KBW.

Julianna Balicka - Keefe, Bruyette & Woods - Analyst

Hello. Hi, this is Julianna actually, instead of Manny. Sorry.

Angie Yang - Center Financial Corp - IR

Hi, Julianna, how are you?

Julianna Balicka - Keefe, Bruyette & Woods - Analyst

Hi, how are you? Congratulations.

J.W. Yoo - Center Financial Corp - CEO

Thank you very much, Julianna.

Julianna Balicka - Keefe, Bruyette & Woods - Analyst

I just wanted to ask a follow up question on capital, given your intention to return to buyback activity and given this deal. How are you thinking about capital and in respect to retaining a cushion for the pending lawsuit?

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Sep. 18. 2007 / 5:45PM, CLFC - CENTER FINL CORP CALIF Conference Call

Lonny Robinson - Center Financial Corp - CFO

Well, as always, and you are referring to the KEIC litigation that we disclosed in our Qs and our Ks historically, from that standpoint. We always look at that every quarter and we are constantly monitoring the situation. As we have said in the past and disclosed in our financial statements is that we believe we have meritorious defenses, from that standpoint. As we move forward with this transaction depending on how we fund the cash portion of the transaction, either with trust preferred or with other vehicles that we have been exploring, obviously our capital position may vary somewhat from that standpoint, but we do — we are conscious of our capital position and if we believe we have excess capital we will definitely employ our stock buyback as we have talked about in the past. But, obviously the consideration of the KEIC is always part of that evaluation.

Julianna Balicka - Keefe, Bruyette & Woods - Analyst

Great. Thank you very much.

Operator

Thank you.

(OPERATOR INSTRUCTIONS)

Operator

And, sir, it looks as if I have no further questions at this time.

Angie Yang - Center Financial Corp - IR

Well, thank you all for participating on our call this afternoon. On behalf of the entire Center Financial team, we appreciate your continued interest and look forward to your ongoing support.

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